Exhibit 10.19

PROMMIS SOLUTIONS HOLDING CORP.

THIRD AMENDED AND RESTATED 2006 STOCK OPTION PLAN

ARTICLE I

Purpose of Plan

This Third Amended and Restated 2006 Stock Option Plan (the “Plan”) of Prommis Solutions Holding Corp. (f/k/a MR Processing Holding Corp.), a Delaware corporation (the “Company”), adopted by the Board on March 2, 2010 (the “Approval Date”), for directors, executives and other key employees of the Company and its Subsidiaries and consultants and advisors (as determined by the Board as contemplated by Rule 701 promulgated under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, the “Act”), amends and restates in its entirety that certain Second Amended & Restated 2006 Stock Option Plan of the Company dated November 14, 2007 (the “Second Amended & Restated Plan”) and shall increase the Total Shares with respect to which Options may be issued from 156,795 under the Second Amended & Restated Plan to 8,271,200 under the Plan.  The Plan is intended to advance the best interests of the Company and its Subsidiaries by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to remain in the employ or to continue to provide services to and contribute to the success of the Company and its Subsidiaries.  From and after the Approval Date, all options granted under the predecessor plans to this Plan will thereafter be governed by and subject to the terms of the Plan, and such previously issued options otherwise will remain in full force and effect in all other respects in accordance with the terms of the grant agreement pursuant to which they were issued.  The availability and offering of Options under the Plan also increases the Company’s and its Subsidiaries’ ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company and its Subsidiaries depends.  By adopting the plan, the Board wishes to create, during the ten-year term of the Plan, an equity-oriented compensation plan for, and to reward the current and future individuals who will contribute to the growth of, the Company.  The Options granted pursuant to this Plan will enable those individuals to share in the resulting increase in the equity value of the Company.

This Plan is intended to be a “compensatory benefit plan” within the meaning of such term under Rule 701 promulgated under the Act (“Rule 701”).  All Options granted under the Plan and all Common Shares issued upon the exercise of such Options are intended to qualify for an exemption from the registration requirements under the Act, pursuant to Rule 701 (the “Federal Exemption”), and under analogous provisions of applicable state securities laws.  In the event that any provision of the Plan would cause any Options granted under the Plan to not qualify for the Federal Exemption, the Plan shall be deemed automatically amended to the extent necessary to cause all Options granted under the Plan to qualify for the Exemption.

ARTICLE II

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or under common control with such Person.

“Board” shall mean the board of directors of the Company.

“Cause” shall mean, with respect to a Participant, (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving material dishonesty, material disloyalty, or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct the Company reasonably believes could bring the Company or any of its Subsidiaries into public disgrace or disrepute, (iii) failure (other than by reason of Disability), after notice specifying such failure and an opportunity during a period of fifteen (15) days to cure such failure, to carry out effectively his or her duties and obligations to the Company or its Subsidiaries or to participate effectively and actively in the management of the Company or its Subsidiaries, as determined in the reasonable judgment of the chief executive officer or president of the Company, its Subsidiaries or, in case of the chief executive officer or president of the Company, the Board, after written notice, (iv) gross negligence or willful misconduct with respect to the Company or any Subsidiary, (v) any material breach of the agreement pursuant to which the Participant’s Options were granted, or (vi) any material breach of the Participant’s written employment or services agreement (including for services as a director, advisor or consultant as contemplated by and described in Rule 701), if any, with the Company or any Subsidiary; provided that, in the event a Participant is party to a written employment or services agreement (including for services as a director, advisor or consultant as contemplated by and described in Rule 701) with the Company or one of its Subsidiaries that contains a definition of “cause”, the definition contained in such employment or services agreement (including for services as a director, advisor or consultant as contemplated by and described in Rule 701) shall control, including following the expiration of such employment or services agreement (including for services as a director, advisor or consultant as contemplated by and described in Rule 701).

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan or in the absence thereof, the Board.

“Common Shares” shall mean shares of the Company’s common stock, par value $0.01 per share, and any other shares into which such stock may be changed or converted by reason of a recapitalization, reorganization, merger, consolidation, or any other change in the corporate structure or capital stock of the Company.

“Date of Termination” shall mean, with respect to a Participant, (i) if such Participant’s employment is terminated by the Company or any Subsidiary, the effective date of termination as specified in the written notice from the Company or such Subsidiary to such Participant terminating his or her employment, (ii) if such Participant terminates his or her employment, the date the Company or any Subsidiary receives notice from such Participant terminating his or her employment, (iii) if such Participant’s employment is terminated other than pursuant to (i) or (ii), then the date of termination determined in good faith by the Committee, (iv) if such Participant is not an employee or director of the Company or any Subsidiary, the date the services (including service as an advisor or consultant as contemplated by and described in Rule 701) provided by such Participant terminated, or (v) for Participants that are directors and not employees, the effective date upon which such Participant ceases to be a director of the Company.

“Disability” shall have the meaning assigned to such term in the Participant’s written employment or services agreement (including for service as a director, advisor or consultant as contemplated by and described in Rule 701) or, in the absence of any written employment or services agreement (including for service as a director, advisor or consultant as contemplated by and described in Rule 701), shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of any Participant to carry out effectively such Participant’s duties and obligations to the Company or any of its Subsidiaries or, if applicable based on Participant’s positions, to participate effectively and actively in the management of the Company or any of its Subsidiaries for a period of at least ninety (90) consecutive days or for shorter periods aggregating at least one hundred twenty (120) days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Committee.

“Expiration Date” shall have the meaning set forth in Article VI.

“Fair Market Value” of the Common Shares shall mean the fair market value of such stock, taking into account all relevant factors determinative of value, as solely determined by the Board; provided, however, that in the case of a Sale of the Company, the Fair Market Value of the Common Shares shall be the price per Common Share in such transaction, as solely determined by the Committee.

“Investors” shall mean Great Hill Equity Partners II, L.P., a Delaware limited partnership, Great Hill Equity Partners III, L.P., a Delaware limited partnership, Great Hill Affiliate Partners II, L.P., a Delaware limited partnership, and Great Hill Investors, LLC, a Massachusetts limited liability company.

“Nonqualified Stock Option” shall have the meaning set forth in Article V.

“Option Agreement” shall have the meaning set forth in Article VI.

“Options” shall have the meaning set forth in Article IV.

“Participant” shall mean any director, executive or other key employee of the Company or any of its Subsidiaries or any consultant or advisor of the Company or any of its Subsidiaries (as defined in Rule 701) who has been selected to participate in the Plan by the Committee or the Board.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Plan” shall have the meaning set forth in Article I.

“Plan Year” shall mean the calendar year.

“Public Offering” shall mean an initial public offering and sale, registered under the Act, of equity securities of the Company, as approved by the Board and the Investors.

“Sale of the Company” shall mean any transaction or series of transactions pursuant to which any Person(s) or a group of related Persons (other than the Investors and their Affiliates) in the aggregate acquire(s) (i) at least 80% of the capital stock of the Company or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided, that a Public Offering shall not constitute a Sale of the Company.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any event of default, breach, event of noncompliance or other contingency) to vote in the election of the directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the limited liability company, partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be the or shall control any managing director or general partner of such limited liability company, partnership, association, or other business entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

ARTICLE III

Administration

The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board.  Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options to Participants in such forms and amounts as the Committee shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as the

Committee shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder, and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.  The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.  No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee, or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.  All expenses associated with the administration of the Plan shall be borne by the Company.  The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

It is the Company’s intent that the Options not be treated as deferred compensation subject to the requirements of Section 409A of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent.  Options under the Plan shall contain such terms as the Committee determines are appropriate to avoid the application of Section 409A of the Code.  In the event that, after the issuance of an option under the Plan, Section 409A of the Code or regulations thereunder are issued or amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Section 409A of the Code, the Committee may (but shall have no obligation to do so) amend or modify the terms of any such previously issued option to the extent the Committee determines that such amendment or modification is necessary to avoid the application of Section 409A of the Code.

ARTICLE IV

Limitation on Aggregate Shares

The number of Common Shares with respect to which options may be granted under the Plan (the “Options”) and which may be issued upon the exercise of such Options shall not exceed, in the aggregate, 8,271,800 Common Shares (the “Total Shares”); provided that the type and the aggregate number of Common Shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 6.9 below, and further provided that, to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Shares thereunder, or to the extent that any Options are exercised and the Common Shares issued thereunder are repurchased by the Company, such Common Shares shall again be available for issuance under the Plan.  The Common Shares available under the Plan may be either authorized and unissued Common Shares, repurchased Common Shares, treasury Common Shares or a combination thereof, as the Committee shall determine.

ARTICLE V

Awards

5.1           Options.  The Committee may grant Options to Participants in accordance with this Article V.

5.2           Form of Option.  Options granted under this Plan shall be nonqualified stock options (the “Nonqualified Stock Options”) and are not intended to be “incentive stock options” within the meaning of Section 422 of the Code or any successor provision.

5.3           Exercise Price.  The exercise price per Common Share of each Option (the “Exercise Price”) shall be fixed by the Committee at not less than 100% of the Fair Market Value of a Common Share on the date of grant.

5.4           Exercisability.  Options granted hereunder shall be exercisable at such times and under such circumstances as determined by the Committee (in accordance with the Plan), and shall be specified in the Option Agreement pursuant to which such Options are granted.

5.5           Payment of Exercise Price.  Options, to the extent exercisable, shall be exercised, in whole or in part, by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the Exercise Price multiplied by the number of Common Shares with respect to which the Option is being exercised (the “Aggregate Exercise Price”).  Payment of the Aggregate Exercise Price shall be made in accordance with the terms of the Option Agreement.

5.6           Terms of Options.  The term during which each Option may be exercised shall be determined by the Committee, but in no event more than ten (10) years from the date such Option is granted.  All rights to purchase Common Shares pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Committee in the Option Agreement.  The Common Shares constituting each installment (as contemplated by Section 6.1) may be purchased, in whole or in part, at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee or, if less, all of the remaining Common Shares for which such installment is exercisable.  Unless otherwise provided herein, in the terms of the Option Agreement, a Participant may exercise an Option only if he or she is, and has continuously since the date the Option was granted, been a director, officer, or employee of, or performed other services for, the Company or one of its Subsidiaries (including service as a director, advisor or consultant as contemplated by and described in Rule 701).  Prior to the exercise of an Option and delivery of the Common Shares purchased upon such exercise, the Participant shall have no rights as a stockholder with respect to any Common Shares covered by such outstanding Option (including any dividend or voting rights).

5.7           Limitation on Grants.  The Committee shall not grant any Option if, as a result of such grant or the exercise of such Option (assuming that all other Options have been fully exercised), the Company would be required to register any of its equity securities under the Act.

ARTICLE VI

General Provisions

6.1           Conditions and Limitations on Exercise.  Except as otherwise provided in this Plan, Options may be made exercisable in one or more installments, upon the occurrence of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company or any of its Subsidiaries of certain performance goals, as the Committee shall decide and set forth in the Option Agreement, in each case, when the Options are granted.

6.2           Sale of the Company.  In the event of a Sale of the Company, the Committee may, in its sole discretion, terminate (i) any vested Options without payment to Participant of any kind provided that each Participant shall first be given notice of such termination and at least fifteen (15) days to exercise all vested Options that are to be so terminated, (ii) any vested Options for a payment of (x) cash and/or, at the Company’s election, (y) such other form of consideration to be received by the holders of the Company’s Common Stock in such Sale of the Company transaction (on the same terms and conditions) or (iii) any Option without payment to Participant of any kind that, on the date of such Sale of the Company, the Common Shares for which the Option is exercisable has a Fair Market Value less than or equal to the aggregate exercise price of such Option.  Unless otherwise provided in Option Agreement, in the event of a Sale of the Company, any unvested Options shall not become immediately or automatically exercisable; provided that the Committee may, in its sole discretion, cause any unvested Options to become immediately exercisable upon the occurrence of a Sale of the Company, and in such case such Options may only be deemed exercisable if a Participant is employed by or providing services to the Company or any of its Subsidiaries as of the date of such Sale of the Company.  In the event of a Sale of the Company, any unvested Options that did not become immediately or automatically exercisable pursuant to the Option Agreement or by resolution of the Committee as set forth above shall terminate without payment to Participant of any kind.

6.3           Organic Change.  Except as otherwise provided in this Plan, any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets, or other transaction which is effected in such a way that holders of Common Shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Common Shares is referred to herein as an “Organic Change.”  Except as otherwise provided in this Plan, and unless such Options are terminated in accordance with Section 6.2 above, after the consummation of any Organic Change, each Participant holding Options shall thereafter have the right to acquire and receive upon exercise thereof, rather than the Common Shares immediately theretofore acquirable and receivable upon exercise of such Participant’s Options, such shares of stock, securities, or assets as may be issued or payable in the Organic Change with respect to or in exchange for the number of Common Shares immediately theretofore acquirable and receivable upon exercise of such Participant’s Options had such Organic Change not taken place.  Except as otherwise provided in this Plan, in any such case (and unless such Options are terminated in accordance with Section 6.2 above), the Company shall make appropriate provision with respect to such Participant’s rights and interests to insure that the provisions hereof (including this Section 6.3) shall thereafter be applicable to the Options (including, in the case of any such Organic Change an immediate adjustment of the Exercise Price and the number of Common Shares acquirable and receivable upon exercise of the Options as appropriate to reflect such Organic Change).

6.4           Written Agreement.  Each Option granted hereunder to a Participant shall be embodied in a written agreement (an “Option Agreement”) which shall be signed by the Participant and by an authorized officer of the Company, for and in the name and on behalf of the Company, and shall be subject to the terms and conditions of the Plan.

6.5           Listing, Registration and Compliance with Laws and Regulations.  All Options shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Common Shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of the Options or the issuance or purchase of Common Shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval.  In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of any Option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder.

6.6           Nontransferability.

(a)           Options may not be transferred by a Participant other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative).  In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

(i)       by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(ii)       to the extent that the deceased Participant was entitled to exercise such Options at the date of his death, unless otherwise provided by the Committee in such Participant’s Option Agreement.

(b)           A transferee who receives Options pursuant to Section 6.6(a) shall be subject to all of the obligations of the transferring Participant under the Plan and the applicable Option Agreement.

6.7           Expiration of Options.

(a)           Normal Expiration.  In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”) set forth in the Option Agreement pursuant to which the Option is granted.

(b)           Early Expiration Upon Termination of Employment or Services.  Except as otherwise provided by the Committee in the applicable Option Agreement, any portion of a Participant’s Option that is not vested and exercisable on such Participant’s Date of Termination shall expire and be forfeited as of such date, and any portion of a Participant’s Option that is vested and exercisable on such Participant’s Date of Termination shall expire and be forfeited as of such date, except that: (i) if a Participant’s employment or provision of services (including service as a director, advisor or consultant as contemplated by and described in Rule 701) terminates because such Participant dies or becomes subject to any Disability, such Participant’s Option shall expire six (6) months after his or her Date of Termination, but in no event after the Expiration Date, (ii) if a Participant’s employment or provision of services (including service as a director, advisor or consultant as contemplated by and described in Rule 701) terminates because such Participant retires (with the approval of the Committee), such Participant’s Option shall expire thirty (30) days after his or her Date of Termination, but in no event after the Expiration Date, and (iii) if any Participant’s employment or services (including services as a director, advisor or consultant as contemplated by and described in Rule 701) is terminated other than for Cause or is terminated as a result of resignation, such Participant’s Option shall expire thirty (30) days after his or her Date of Termination, but in no event after the Expiration Date.

6.8           Withholding of Taxes.

(a)           The Company or any of its Subsidiaries shall be entitled, if necessary or desirable, to withhold from any Participant, and the Participant shall indemnify the Company and its Subsidiaries, from any amounts due and payable by the Company or any of its Subsidiaries to such Participant (or secure payment from such Participant in lieu of withholding), the amount of any withholding or other tax due from the Company or any of its Subsidiaries with respect to the Options.  The Company may defer the exercise of the Options or the issuance of the Common Shares thereunder unless such taxes are paid or the Company and its Subsidiaries are indemnified to their satisfaction.

(b)           Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a transferee pursuant to Section 6.6 of the Plan, the transferee shall remain liable for any taxes required to be withheld with respect to the Option.

6.9           Adjustments.   In the event of a reorganization, recapitalization, stock dividend, or stock split, combination or other reclassification affecting the Common Shares, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of Common Shares authorized by the Plan, the number and type of Common Shares covered by outstanding Options, and the Exercise Prices related thereto as the Committee may determine to be appropriate and equitable.

6.10         No Right to Employment or Continued Provision of Services.  Nothing in this Plan or in any Option Agreement shall interfere with or limit in any way the right of the

Company or any of its Subsidiaries to terminate any Participant’s employment or services (including service as a director, advisor or consultant as contemplated by and described in Rule 701) at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of or to provide services to (including service as a director, advisor or consultant as contemplated by and described in Rule 701) the Company or any of its Subsidiaries for any period of time or to continue his or her present (or any other) rate of compensation, and, except as otherwise provided under this Plan or by the Committee in the Option Agreement, in the event of any Participant’s termination of employment (including, but not limited to, termination by the Company or any of its Subsidiaries without Cause) or services (including service as a director, advisor or consultant as contemplated by and described in Rule 701) any portion of such Participant’s Option that was not previously vested and exercisable shall expire and be forfeited as of such Date of Termination.  No employee or other service provider, including directors, advisors and consultants, shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

6.11         Amendment, Suspension and Termination of Plan.  The Board or the Committee may suspend or terminate the Plan, or any portion thereof, at any time and may amend the Plan from time to time in such respects as the Board or the Committee may deem advisable; provided that, to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Shares are listed, no such amendment shall be made without stockholder approval, and, except as otherwise contemplated herein, no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby; provided, further, that no amendment that increases the number of Total Shares with respect to which Options may be granted and which may be issued upon the exercise thereof shall be effective without the approval of the Investors.  Notwithstanding any other provisions of the Plan, and in addition to the powers of amendment and modification set forth herein, the provisions hereof and the provisions of any Option granted hereunder may be amended unilaterally by the Committee from time to time (but shall have no obligation to do so) to the extent necessary (and only to the extent necessary) to prevent the implementation, application or existence (as the case may be) of any such provision from causing any Option granted hereunder to be treated as providing for the deferral of compensation pursuant to Code §409A (or under Notice 2005-1, as amended or supplemented from time to time, or Treasury Regulations or other IRS guidance issued under Code §409A).

6.12         Amendment, Modification and Cancellation of Outstanding Options.  The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any outstanding Option in a manner not contemplated hereby without the consent of such Participant adversely affected thereby.  With the Participant’s consent or as otherwise contemplated hereby, the Committee may cancel any Option and issue a new Option to such Participant.

6.13         Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee and any other Persons designated by the Committee to administer the Plan shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 6.13 only if such member has acted in good faith and in a manner that such member reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that, upon the institution of any such action, suit or proceeding, a Board or Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to defend the same before such Board or Committee member undertakes to defend it on his or her own behalf.

Adopted by the Board of Directors on March 2, 2010.

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